UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, the Board of Directors of F & M Bank Corp. (the “Company”), the holding company for Farmers & Merchants Bank (“F&M Bank”) approved certain promotions and organizational changes. A copy of the press release announcing these changes is attached as Exhibit 99.1 and incorporated by reference herein.

Among these promotions, Carrie A. Comer, age 43, was appointed Senior Vice President and Chief Financial Officer of the Company and F&M Bank, effective June 24, 2013. Ms. Comer served as Vice President and Controller of F&M Bank from March 2009 to June 2013. From December 2005 to March 2009 Ms. Comer served as Assistant Vice President and Controller of F&M Bank. She has been with the Company since November 2001 and prior to that worked in public accounting for five years. Effective with this promotion, Ms. Comer will assume responsibilities for all regulatory reporting, financial management and day to day accounting functions of the Company and F&M Bank.

Neil W. Hayslett, the current Executive Vice President and Chief Financial Officer of the Company and F&M Bank, will become Executive Vice President and Chief Administrative Officer of the Company and F&M Bank. Mr. Hayslett, age 51, has served as Executive Vice President and Chief Financial Officer of the Company and F&M Bank since November 2007 and, prior to that, as Senior Vice President and Chief Financial Officer of the Company and F&M Bank from January 2003 until November 2007 and Vice President and Chief Financial Officer from October 1996 to January 2003.  Effective with the transition, Mr. Hayslett’s areas of responsibility will include executive level supervision of bank operations, information technology, credit administration, risk management, facilities management and corporate governance.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	F & M Bank Corp. press release dated June 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: June 20, 2013	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	F & M Bank Corp. press release dated June 20, 2013